                                      EXHIBIT 11

                Statement Regarding Computation of Per Share Earnings
                       (In thousands, except per share amounts)


                                                      Primary
                                ----------------------------------------------
                                   Quarter Ended           Six Months Ended
                                      June 30,                  June 30,
                                 1996         1995         1996         1995
                               --------     --------     --------     --------
Common stock                     84,209       82,163       83,910       82,118

Common stock options                826          250          915          283

$25 warrants                          -            -            -            -

$65 warrants                          -            -            -            -

5 1/4% zero coupon
   convertible
   subordinated
   debentures                    12,321            -        6,161            -
                               --------     --------     --------     --------

Weighted average common and
   dilutive common equivalent
   shares                        97,356       82,413       90,986       82,401
                               --------     --------     --------     --------
                               --------     --------     --------     --------

Net income available to common
   stockholders                $ 23,156     $ 17,450     $ 43,539     $ 34,487

Add after-tax interest on
   5 1/4% convertible
   subordinated debentures        3,031            -        3,031            -
                               --------     --------     --------     --------

Adjusted net income            $ 26,187     $ 17,450     $ 46,570     $ 34,487
                               --------     --------     --------     --------
                               --------     --------     --------     --------

Net income per common and
   common equivalent share     $    .27     $    .21     $    .51     $    .42
                               --------     --------     --------     --------
                               --------     --------     --------     --------



                                         -24-

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                                                 Fully Diluted
                               -----------------------------------------------
                                   Quarter Ended           Six Months Ended
                                      June 30,                  June 30,
                                 1996         1995         1996         1995
                               --------     --------     --------     --------
Common stock                     84,209       82,163       83,910       82,118

Common stock options                825          451          965          384


$25 warrants                          -            -            -            -

$65 warrants                          -            -            -            -

5 1/4% zero coupon convertible
   subordinated debentures       12,322            -        6,161            -

5% convertible subordinated
   debentures                         -            -            -            -
                               --------     --------     --------     --------
Weighted average common and
   dilutive common equivalent
   shares                        97,356       82,614       91,036       82,502
                               --------     --------     --------     --------
                               --------     --------     --------     --------
Net income available to
   common stockholders         $ 23,156     $ 17,450     $ 43,539     $ 34,487

Add after-tax interest on
   5 1/4% convertible
   subordinated debentures        3,031            -        3,031            -
                               --------     --------     --------     --------
Adjusted net income            $ 26,187     $ 17,450     $ 46,570     $ 34,487
                               --------     --------     --------     --------
                               --------     --------     --------     --------

Net income per common and
   common equivalent share     $    .27     $    .21     $    .51     $    .42
                               --------     --------     --------     --------
                               --------     --------     --------     --------

   Primary and fully diluted earnings per share are based on weighted average shares of common stock outstanding plus dilutive common equivalent shares. The 5 1/4% zero coupon convertible subordinated debentures due 2014 (issued in July
1994) are considered common stock equivalents; they were dilutive for the quarter and six months ended June 30, 1996 and antidilutive for the quarter and six months ended June 30, 1995.
   Fully diluted earnings per share are not presented on the face of the condensed consolidated statement of income (unaudited) since they are not materially different from primary earnings per share.


                                         -25-